SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.         )

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Quaker Investment Trust
(Name of Registrant as Specified in Its Charter)

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QUAKER INVESTMENT TRUST

QUAKER CAPITAL OPPORTUNITIES FUND

309 Technology Drive

Malvern, PA 19355

INFORMATION STATEMENT

This Information Statement is being furnished on behalf of the Board of Trustees (the “Board”) of the Quaker Investment Trust (the “Trust”) to inform shareholders of the Quaker Capital Opportunities Fund (the “Fund”) about a recent change in the Fund’s subadvisory arrangements. The change was approved by the Board of the Trust on the recommendation of the Fund’s investment adviser, Quaker Funds, Inc. (the “Adviser”), without shareholder approval as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”) dated October 17, 2006. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about December 7, 2011 to shareholders of record of the Fund as of September 8, 2011.

INTRODUCTION

The Adviser is the investment adviser to each series of the Trust, including the Fund. The Adviser employs a “manager of managers” arrangement in managing the assets of the Trust. This permits the Adviser, subject to approval by the Board, to hire, terminate, or replace sub-advisers that are unaffiliated with the Trust or the Adviser (“unaffiliated sub-advisers”), and to modify material terms and conditions of subadvisory agreements with unaffiliated sub-advisers, without shareholder approval. The Adviser recommended, and the Board has approved a new subadvisory agreement (“New Subadvisory Agreement”) with ICC Capital Management, Inc. (“ICC”), a registered investment adviser under the Advisers Act of 1940 (the “Advisers Act”), due to the termination of the existing subadvisory agreement between the Adviser, on behalf of the Fund, and Knott Capital Management (the “Knott Agreement”). The subadvisory agreement with ICC, dated September 8, 2011, was approved by the Board on September 8, 2011. Pursuant to the terms of the SEC Order as described below, the New Subadvisory Agreement was not previously approved by shareholders.

Section 15(a) of the Investment Company Act of 1940 (the “1940 Act”) generally requires that the shareholders of a mutual fund approve any agreement pursuant to which a person serves as investment adviser or sub-adviser of the fund. In order to use the “manager of managers” authority discussed above, the Adviser and the Trust requested and received an exemptive order from the SEC on October 17, 2006 (the “SEC Order”). The SEC Order exempts the Adviser and the Trust from certain of the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Board, subject to certain conditions, to appoint new, unaffiliated sub-advisers and approve new subadvisory agreements on behalf of the Trust without shareholder approval.

Consistent with the terms of the SEC Order, the Board, including a majority of the Trustees who are not “interested persons” of the Trust or of the Adviser under the 1940 Act (the “Independent Trustees”) has approved the New Subadvisory Agreement between the Adviser and ICC relating to the Fund. As discussed further in this Information Statement, the Board carefully considered the matter and concluded that the approval of the New Subadvisory Agreement was in the best interests of the Fund and its shareholders.

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As a condition on relying on the SEC Order, the Adviser and the Trust are required to furnish Fund shareholders with notification of the New Subadvisory Agreement within ninety (90) days of the date that the subadviser is hired. This Information Statement provides such notice of the changes and presents details regarding the new subadvisory arrangement.

THE TRANSACTION

At an in-person Board Meeting held on April 28, 2011, the Adviser discussed with the Board of the Trust the management of the Fund by Knott Capital Management (“Knott”). At this meeting, the Board expressed their concern about the continued personnel turnover at Knott and the effect this turnover would have on the ability of Knott to effectively manage the Fund. Consistent with the terms of the SEC Order, at a Special Meeting held on June 15, 2011, the Board, including a majority of the Trustees who are not “interested persons” of the Trust or of the Adviser under the 1940 Act (the “Independent Trustees”) approved the termination of the Knott Agreement and the hiring of ICC as interim investment sub-adviser to the Fund, each effective as of July 1, 2011. Subsequently, on September 8, 2011, at an in-person Board Meeting (the “Meeting”), the Board of the Trust approved a definitive Investment Sub-Advisory Agreement between the Adviser and ICC, on behalf of the Fund (the “New Subadvisory Agreement”).

Under the terms of the New Subadvisory Agreement, ICC has discretionary responsibility for investment of the Fund’s assets, and is responsible for the day-to-day portfolio management of the Fund.

THE ADVISER’S RECOMMENDATION AND THE BOARD OF TRUSTEES’ CONSIDERATIONS

The Adviser recommended the approval of the New Subadvisory Agreement. The Board took into account information furnished specifically for the contract approval considerations being conducted. In considering such information and materials, the Independent Trustees received assistance from independent counsel. The materials prepared in connection with the approval of the New Subadvisory Agreement were sent to the Independent Trustees in advance of the meeting and were discussed in detail at the Meeting. While attention was given to all information furnished, below outlines the primary factors taken into account by the Board in its contract approval considerations.

It was noted that ICC is a financially stable firm that focuses consistent money management methodologies and operational precision, and therefore the Adviser believed that the selection of ICC as sub-adviser to the Fund would produce greater strategic opportunities for the Trust in the long term. In addition, in evaluating the services that ICC would provide to the Fund, the Board considered certain information, including, but not limited to, the following: (i) the nature, extent and quality of the services to be rendered by ICC; (ii) the experience and qualifications of the personnel providing such services; (iii) the proposed fee structure, the existence of any fee waivers, and the Fund’s anticipated expense ratios in relation to those of other investment companies having comparable investment policies and limitations; (iv) a comparison of the fees charged and services provided by ICC to similar clients; (v) the direct and indirect costs that may be incurred and profits to be realized by ICC and its affiliates in performing services for the Fund, and the basis for determining and allocating these costs; (vi) possible economies of scale arising from the Fund’s size and/or anticipated growth; (vii) other possible benefits to ICC and its affiliates arising from its relationship with the Trust; and (viii) possible alternative fee structures or bases for determining fees. The Board noted that the subadvisory fee to be paid to ICC would remain unchanged from the prior Knott Agreement.

THE NEW SUBADVISORY AGREEMENT

The New Subadvisory Agreement has the same terms and the same fee structure as those of the Knott Agreement, except for the effective date. ICC will make investment decisions for the Fund, and will continuously review, supervise and administer the Fund’s investment program. ICC is not affiliated with the Adviser. ICC discharges its responsibilities subject to the supervision of the Adviser and the Board, and has agreed to do so in a manner consistent with the Fund’s investment objective, policies and limitations. The New Subadvisory Agreement is dated September 8, 2011 and has an initial term of two (2) years. Thereafter, continuance of this subadvisory arrangement requires the annual approval of the Trust’s Board, including a majority of the Independent Trustees.

Pursuant to the terms of the New Subadvisory Agreement, ICC’s subadvisory fee is an annual rate of 0.625% of the Fund’s average daily net assets. This subadvisory fee is the same as under the Knott Agreement.

The New Subadvisory Agreement may be terminated without the payment of any penalty, by: (i) the Adviser or the Trust upon sixty (60) days’ written notice to ICC; (ii) ICC, on sixty (60) days’ written notice to the Adviser and the Trust; or (iii) both parties at any time, effective upon the terms of any such mutual agreement.

ADDITIONAL INFORMATION ABOUT ICC CAPITAL

ICC is located at 390 North Orange Avenue, 27th Floor, Orlando, Florida 32801. ICC was founded in 1995 and is registered as an investment adviser with the SEC under the Advisers Act. As an investment advisory firm, ICC has been rendering investment advisory services to other individuals, pension and profit sharing plans, and trusts since 1995. As of August 31, 2011, the firm had approximately 3.21 billion of assets under management. ICC is controlled by its parent company, ICC Capital, Inc. The New Subadvisory Agreement between ICC and the Adviser is dated September 8, 2011.

Attached as Appendix A is a list of ICC’s key executives and their principal occupations. Unless otherwise noted, the address of each person listed is 390 North Orange Avenue, 27th Floor, Orlando, Florida 32801.

ICC does not currently manage other accounts having similar investment objectives and strategies to the Fund. The chart at Appendix B contains a description of other vehicles managed by the portfolio manager.

THE INVESTMENT ADVISER AND THE ADVISORY AGREEMENT

The Adviser is located at 309 Technology Drive, Malvern, Pennsylvania 19355. The Adviser is a Pennsylvania corporation and is registered as an investment adviser with the SEC under the Advisers Act. Mr. King and Ms. Keyes, who are husband and wife and Mr. Brundage, who is the son of Ms. Keyes and the stepson of Mr. King, collectively own 100% of the equity interests in the Adviser.

The Adviser provides investment advisory services to each of the Funds pursuant to the Investment Advisory Agreement dated May 3, 2005, as amended July 30, 2010 (the “Advisory Agreement”). Under the Advisory Agreement, the Adviser has full discretion and responsibility, subject to the overall supervision of the Trust’s Board, to select and contract with one or more investment subadvisers, to manage the investment operations and composition of each Fund, and to render investment advice for each Fund, including the purchase, retention, and dispositions of investments, securities and cash contained in each Fund.

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The Advisory Agreement obligates the Adviser to monitor the subadvisers’ compliance with the relevant Fund’s investment objectives, policies and restrictions. In addition, the Adviser furnishes periodic reports to the Board regarding the investment strategy and performance of the Fund. The Adviser employs a supporting staff of management personnel needed to provide the requisite services to the Fund and also furnishes the Funds with necessary office space, furnishings and equipment. The Fund bears its own direct expenses such as legal, auditing and custodial fees.

The key executives of the Adviser and their principal occupations are listed in Appendix A.

For these services, the Fund pays the Adviser a fee calculated at an annual rate of 0.925% of average daily net assets, of which 0.625% is paid to ICC as subadviser. The Adviser received net advisory fees of $185,453 from the Fund for the fiscal year ended June 30, 2011.

SUBADVISORY FEES PAID

ICC did not earn sub-advisory fees for the fiscal year ended June 30, 2011. Knott earned $125,306 in aggregate for sub-advisory services provided to the Fund for the fiscal year ended June 30, 2011.

PAYMENTS TO AFFILIATED BROKERS

The Fund did not make any payments to any affiliated brokers for the fiscal year ended June 30, 2011.

RECORD OF BENEFICIAL OWNERSHIP

To the Trust’s knowledge, the persons listed in the table below are deemed to be principal owners of a class of the Fund, as defined in the 1940 Act. Principal holders own of record or beneficially 5% or more of any class of the Fund’s outstanding securities. As of August 31, 2011, to the Trust’s knowledge, there were no Control Persons of the Fund. Control Persons own of record beneficially 25% or more of the Fund’s outstanding securities and are presumed to control the Fund for purposes of voting on matters submitted to a vote of shareholders. As of August 31, 2011, to the Trust’s knowledge, other than Mr. King, Ms. Keyes and Mr. Brundage, no other Trustees owned 1% or more of the outstanding shares of any Class of any Fund. As of August 31, 2011, Mr. King, Ms. Keyes and Mr. Brundage collectively owned 4.99% of the outstanding shares of the Institutional Class shares of the Quaker Capital Opportunities Fund.

Class	Name and Address of Beneficial Owner	Percent Ownership
Class A	T.L. Rohrbaugh Baldwin, MD	18.60%
Class A	Valley Forge Volunteer Fire Company Valley Forge, PA	9.17%
Class A	J & C Hollas Trust Laguna Woods, CA	5.36%
Class C	First Clearing LLC E. DiBattista IRA Golden, CO	6.94%
Class C	C.A. Lobb Paoli, PA	5.84%
Class I	US Bank NA G.M. Mara, Jr. IRA Phoenixville, PA	22.33%

Class	Name and Address of Beneficial Owner	Percent Ownership
Class I	First Clearing LLC FBO G.D. Johnson St. Louis, MO	19.31%
Class I	LPL Financial A/C 7952-1921 9785 Towne Centre Drive San Diego, CA	16.05%
Class I	Pershing LLC P.O. Box 2052 Jersey City, NJ	6.90%
Class I	L.D. Wade, MD Profit Sharing Plan Baton Rouge, LA	5.59%

GENERAL INFORMATION

Distributor

Quasar Distributors, LLC (“Quasar”), located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the distributor of the Fund’s shares. As the distributor, it has agreed to use reasonable efforts to distribute the Fund’s Class A and Class C Shares. Quasar is a wholly owned subsidiary of US Bancorp and is affiliated with US Bancorp Fund Serves, LLC, the Fund’s transfer agent.

Pursuant to the Distribution Agreement between Quasar and the Trust dated November 17, 2006, as amended September 29, 2010, Quasar receives the sales load on sales of Class A and Class C Shares of the Fund and re-allows a portion of the sales load to broker-dealers. Quasar also receives the distribution fees payable pursuant to the Fund’s Rule 12b-1 Distribution Plans for Class A and Class C Shares described below. There is no Rule 12b-1 distribution plan for Institutional Class Shares of the Fund. Pursuant to the Distribution Agreement, Quasar facilitates the registration of the Fund’s shares under state Blue Sky laws and assists in the sale of shares. The shares of the Fund are continuously offered by Quasar. Quasar is not obligated to sell any specific number of Fund shares but has undertaken to sell such shares on a best efforts basis. The Board annually reviews fees paid to Quasar.

Transfer Agent, Administrator and Fund Accountant

US Bancorp Fund Services, LLC (“USB”), located at 615 E. Michigan Street, 3rd Floor, Milwaukee, Wisconsin 53202-5207, serves as the Fund’s transfer, dividend paying, and shareholder servicing agent. USB, subject to the supervision of the Board, provides certain services pursuant to an agreement with the Trust. USB maintains the records of each shareholder’s account, answers shareholder inquiries concerning accounts, processes purchases and redemptions of Fund shares, acts as dividend and distribution disbursing agent, and performs other shareholder servicing functions.

Brown Brothers Harriman & Co. (“BBH&Co.”), located at 40 Water Street, Boston, Massachusetts 02109, serves as administrator to the Trust pursuant to a written agreement with the Trust. BBH&Co. supervises all aspects of the operations of the Fund except those performed by the Fund’s Adviser under the Fund’s Advisory Agreement. BBH&Co. is responsible for calculating the Fund’s net asset value; preparing and maintaining the books and accounts specified in Rules 31a-1 and 31a-2 of the 1940 Act; preparing financial statements contained in reports to stockholders of the Fund; preparing the Fund’s federal and state tax returns; preparing reports and filings with the SEC; and maintaining the Fund’s financial accounts and records. For its services to the Trust, the Trust pays BBH&Co. an annual fee, paid monthly, based on the

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aggregate average net assets of the Fund, as determined by valuations made as of the close of business at the end of the month. The Fund is charged pro rata for such expenses.

Householding

Unless the Trust has received instructions to the contrary, only one copy of this Information Statement may be mailed to households, even if more than one person in a household is a Fund shareholder of record. If you need additional copies of this Information Statement, please contact your participating securities dealer or other financial intermediary. If you do not want the mailing of your Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact your participating securities dealer or other financial intermediary.

Reports to Shareholders

Shareholders can obtain a copy of the Fund’s most recent Annual Report and any Semi-Annual Report following the Annual Report, without charge, by writing the Fund at Quaker Investment Trust, c/o U.S. Bancorp Fund Services, LLC., PO Box 701, Milwaukee, Wisconsin 53201-0701 or by calling the Trust toll free at 1-800-220-8888.

On Behalf of the Board of Trustees of

Quaker Investment Trust

/s/ Justin Brundage

Justin Brundage

Secretary

December 6, 2011

APPENDIX A

ICC Capital Principal Officers

The names and principal occupations of the principal executive officers of ICC are listed below. The address of each principal executive officer listed below, as it relates to the person’s position with ICC, is 390 North Orange Avenue, 27th Floor, Orlando, Florida 32801:

Name	Position
Bart McMurry	Chief Investment Officer
G. Michael Mara	Managing Director & Portfolio Manager
Michael Barron	Director & Portfolio Manager
Robert Dombrower	Senior Vice President & Portfolio Manager

ICC serves as the sub-adviser to the Fund. Founded in 1995, ICC is registered as an investment adviser with the SEC under the Advisers Act. As of August 31, 2011, the firm had approximately $3.21 billion of assets under management.

Adviser Principal Officers

The Adviser’s key executives and their principal occupations are: Jeffry H. King, Jr., Chief Executive Officer; Laurie Keyes, Chief Financial Officer; Justin Brundage, President and Chief Operating Officer; and Timothy Richards, Chief Compliance Officer. The address of each person listed is 309 Technology Drive, Malvern, Pennsylvania 19355. Mr. King and Ms. Keyes, who are husband and wife and Mr. Brundage, who is the son of Ms. Keyes and stepson of Mr. King, collectively own 100% of the equity interest in the Adviser.

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APPENDIX B

Portfolio Management

The following provides information regarding the portfolio manager identified in the Fund’s prospectus: (1) the dollar range of the portfolio manager’s investments in the Fund as of June 30, 2011; (2) a description of the portfolio manager’s compensation structure; and (3) information regarding other accounts managed by the manager as of September 30, 2011 and potential conflicts of interests that might arise from the management of multiple accounts.

NAME OF PORTFOLIO MANAGER	DOLLAR RANGE OF INVESTMENTS IN EACH FUND(1)

QUAKER CAPITAL OPPORTUNITIES FUND (ICC Capital Management, Sub-adviser) Bart McMurry G. Michael Mara Michael Barron Robert Dombrower	None None None None

(1)

This column reflects investments in a Fund’s shares owned directly by a portfolio manager or beneficially owned by a portfolio manager (as determined in accordance with Rule 16a-1(a)(2) under the 1934 Act, as amended). A portfolio manager is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the same household.

Bart McMurry – Mr. McMurry joined ICC at the firm’s creation in 1995 and currently serves as Chief Investment Officer. He also is a member of ICC’s Quantitative Strategies Group. He is an instructor at the FPPTA organization for pension trustees and has been a speaker on the markets for Institutional Investor and other organizations. Mr. McMurry earned his B.A. from Michigan State University and his M.A. in National Security Policy Studies at George Washington University.

G. Michael Mara – Mr. Mara is a Managing Director and Portfolio Manager with ICC and part of the ICC’s four member Quantitative Strategies Group. Prior to ICC, Mr. Mara served as Chairman, Chief Executive Officer and founder of Valley Forge Capital Advisors, Inc. (“VFCA”), a SEC-Registered Investment Adviser. Prior to his position with VFCA, Mr. Mara served in senior executive positions with Millennium Bank, Vanguard Asset Management & Trust and Merrill Lynch. Mr. Mara earned his B.A. at Emerson College and his M.B.A. from the American University.

Michael Barron – Mr. Barron serves as Director and Portfolio Manager with ICC and is a member of the firm’s Quantitative Strategies Group. Prior to joining ICC, Mr. Barron served as the Founder and Portfolio Manager at Revolution Capital, as well as the portfolio strategy consultant to the Sector Rotational Product at Valley Forge Capital Advisors. Mr. Barron previously served as CEO, Portfolio Manager and Principal at Knott Capital for more than seven years. He earned a B.S. from Villanova University and has completed executive study at MIT’s Sloan School of Management.

Robert Dombrower – Mr. Dombrower currently serves as Senior Vice President and Portfolio Manager at ICC and is a member of the Quantitative Strategies Group. Prior to joining ICC in 2004, Mr. Dombrower was an equity portfolio manager and operations manager at Paradigm Asset Management and previously served as a portfolio management associate at Independence Investment Associates. He earned his B.A. (Phi Betta Kappa) from Binghamton University and his M.M. from Boston University.

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COMPENSATION OF PORTFOLIO MANAGERS

ICC understands that a robust compensation plan is foundational to both attracting and retaining investment professionals. As a result, the firm’s compensation program includes a competitive base salary along with an incentive plan. Additionally, the firm offers all employees a full array of benefits including: health care, dental insurance, disability insurance, life insurance and a 401(k) savings plan. Furthermore, ICC encourages all employees to broaden their skill sets through its tuition/education reimbursement program.

OTHER MANAGED ACCOUNTS OF PORTFOLIO MANAGERS (as of September 30, 2011)

In addition to the management of the Fund, the portfolio managers also manage other accounts as summarized below.

BART MCMURRY (ICC)	NUMBER OF ACCOUNTS	TOTAL ASSETS IN ACCOUNTS	NUMBER OF ACCOUNTS WHERE ADVISORY FEE IS BASED ON ACCOUNT PERFORMANCE	TOTAL ASSETS IN ACCOUNTS WHERE ADVISORY FEE IS BASED ON ACCOUNT PERFORMANCE
Registered Investment Companies	0	$0	0	$0

Other Pooled Investment Vehicles	0	$0	0	$0

Other Accounts(1)	156	$706,080,528	0	$0
G. MICHAEL MARA (ICC)	NUMBER OF ACCOUNTS	TOTAL ASSETS IN ACCOUNTS	NUMBER OF ACCOUNTS WHERE ADVISORY FEE IS BASED ON ACCOUNT PERFORMANCE	TOTAL ASSETS IN ACCOUNTS WHERE ADVISORY FEE IS BASED ON ACCOUNT PERFORMANCE
Registered Investment Companies	0	$0	0	$0

Other Pooled Investment Vehicles	0	$0	0	$0

Other Accounts(1)	156	$706,080,528	0	$0
MICHAEL BARRON (ICC)	NUMBER OF ACCOUNTS	TOTAL ASSETS IN ACCOUNTS	NUMBER OF ACCOUNTS WHERE ADVISORY FEE IS BASED ON ACCOUNT PERFORMANCE	TOTAL ASSETS IN ACCOUNTS WHERE ADVISORY FEE IS BASED ON ACCOUNT PERFORMANCE
Registered Investment Companies	0	$0	0	$0

Other Pooled Investment Vehicles	0	$0	0	$0

Other Accounts(1)	156	$706,080,528	0	$0
ROBERT DOMBROWER (ICC)	NUMBER OF ACCOUNTS	TOTAL ASSETS IN ACCOUNTS	NUMBER OF ACCOUNTS WHERE ADVISORY FEE IS BASED ON ACCOUNT PERFORMANCE	TOTAL ASSETS IN ACCOUNTS WHERE ADVISORY FEE IS BASED ON ACCOUNT PERFORMANCE
Registered Investment Companies	0	$0	0	$0

Other Pooled Investment Vehicles	0	$0	0	$0

Other Accounts(1)	156	$706,080,528	0	$0

(1)	These are separately managed accounts of institutional or high net-worth investors for which the portfolio managers provide investment advice.

CONFLICTS OF INTEREST

ICC does not believe any conflicts of interest exist. ICC does not have any subsidiaries, affiliates, or joint ventures. In addition, the principals are not involved in any other business ventures.